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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  December 5, 1996
                                                         ----------------

                      NELLCOR PURITAN BENNETT INCORPORATED
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             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-14980                  94-278249
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(State or other jurisdiction          Commission              (IRS Employer
      of incorporation)               File No.)             Identification No.)


               4280 HACIENDA DRIVE, PLEASANTON, CALIFORNIA 94588
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (510) 463-4000
                                                           ---------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 5, 1996, the Registrant completed the acquisition of Aequitron Medical, Inc., a Minnesota corporation ("Aequitron"). The acquisition of Aequitron was consummated pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 9, 1996, pursuant to which Aequitron was merged with and into Registrant (the "Merger"). In the Merger, approximately 2,321,599 shares of the Registrant's common stock (not including 544,943 shares issuable under outstanding options) were issued to the former stockholders of Aequitron, reflecting an exchange ratio of .467 of one share of the Registrant's common stock for each outstanding share of common stock of Aequitron. The Merger was structured as a tax free reorganization and is intended to be accounted for as a pooling of interests.

         A press release regarding the acquisition is attached hereto as
Exhibit 20.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.       Financial Statements of Aequitron.

         None required.

b.       Pro Forma Financial Information.

         Incorporated herein by reference to pages 42-45 of the Registrant's Registration Statement on Form S-4 (File No. 333-14961).

c.       Exhibits


Exhibit No.      Document
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
   2.1           Amended and Restated Agreement and Plan of Merger, dated as of
                 September 9, 1996, by and between Nellcor Puritan Bennett Incorporated and Aequitron Medical, Inc. (incorporated by reference to Annex A included in the Proxy Statement/Prospectus forming a part of the
                 Registrant's Registration Statement on Form S-4 (File No. 333-14961)).
   20.1          Press Release issued by the Registrant on December 5, 1996.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NELLCOR PURITAN BENNETT
                                           INCORPORATED



                                           By:    /s/ Laureen DeBuono
                                               ----------------------------
                                                      Laureen DeBuono
                                               Executive Vice President, Human
                                               Resources, General Counsel and
                                               Secretary


Date:  December 10, 1996